Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-227671) and the Registration Statement on Form S-3 (File No. 333-231513) of One Stop Systems, Inc. (the “Company”) of our report dated March 26, 2020, relating to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

March 26, 2020